Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-131386

Prospectus Supplement No. 1
to Prospectus dated May 22, 2006

8,396,178 Shares of Common Stock

SOLOMON TECHNOLOGIES, INC.

We are supplementing the prospectus dated May 22, 2006, covering up to 8,396,178 shares of our common stock, par value $0.001 per share, which may be offered for sale from time to time by the selling stockholders named in the prospectus. This prospectus supplement contains our Current Report on Form 8-K dated May 23, 2006, which was filed with the Securities and Exchange Commission on May 30, 2006, our Current Report on Form 8-K dated June 13, 2006, which was filed with the Securities and Exchange Commission on June 19, 2006 and our Current Report on Form 8-K dated August 11, 2006, which was filed with the Securities and Exchange Commission on August 17, 2006.

This prospectus supplement supplements information contained in the prospectus dated May 22, 2006. This prospectus supplement should be read in conjunction with the prospectus dated May 22, 2006 and any amendments or supplements thereto, which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any amendments or supplements thereto.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated May 22, 2006, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THE PROSPECTUS DATED May 22, 2006.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 23, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2006, Solomon Technologies, Inc. (the “Company”) borrowed $200,000 from Coady Family LLC (“Coady”) and issued a promissory note in the principal amount of $200,000 to Coady. The new note bears interest at a rate of 12% per annum and matures on June 30, 2006. The new note has substantially the same terms as the promissory notes in the aggregate principal amount of $1,247,000 issued by the Company to Woodlaken LLC, Jezebel Management Corp., Pinetree (Barbados), Inc., Coady, F. Jay Leonard, Peter and Barbara Carpenter and Pascal Partners LLC (the “Initial Investors”) between March 2005 and April 2006 (the “Notes”) and with the Notes is secured by a first priority security interest in all of the tangible and intangible assets of the Company.

The board of directors of the Company has authorized the Company to borrow up to an additional $153,000 from the Initial Investors and others on the same terms as the Notes and the new note issued to Coady.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described in Item 1.01, on May 23, 2006, the Company borrowed $200,000 from Coady and the Company issued a promissory note in the principal amount of $200,000 to Coady. The note is secured by a first priority security interest in all of the tangible and intangible assets of the Company. The note may be accelerated by Coady upon the occurrence of certain events of default, including the Company’s bankruptcy or liquidation or breach of any of the Company’s representations or obligations under the note. The note matures on June 30, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: May 30, 2006	By: /s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President
(Principal Executive Officer)

3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01	Entry into a Material Definitive Agreement

On June 13, 2006, Solomon Technologies, Inc. (the “Company”) borrowed $25,000 from Steven Kilponen (“Kilponen”) and issued a promissory note in the principal amount of $25,000 to Kilponen. The new note bears interest at a rate of 12% per annum and matures on June 30, 2006. The new note has substantially the same terms as the promissory notes in the aggregate principal amount of $1,447,000 issued by the Company to Woodlaken LLC, Jezebel Management Corp., Pinetree (Barbados), Inc., Coady Family LLC, F. Jay Leonard, Peter and Barbara Carpenter and Pascal Partners LLC (the “Initial Investors”) between March 2005 and May 2006 (the “Notes”) and with the Notes is secured by a first priority security interest in all of the tangible and intangible assets of the Company.

The board of directors of the Company has authorized the Company to borrow up to an additional $128,000 from the Initial Investors and others on the same terms as the Notes and the new note issued to Kilponen.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described in Item 1.01, on June 13, 2006, the Company borrowed $25,000 from Kilponen and the Company issued a promissory note in the principal amount of $25,000 to Kilponen. The note is secured by a first priority security interest in all of the tangible and intangible assets of the Company. The note may be accelerated by Kilponen upon the occurrence of certain events of default, including the Company’s bankruptcy or liquidation or breach of any of the Company’s representations or obligations under the note. The note matures on June 30, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: June 19, 2006	By: /s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President
(Principal Executive Officer)

3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement,
Item 2.01 Completion of Acquisition or Disposition of Assets, and
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 17, 2006, Solomon Technologies, Inc. (“Solomon”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Integrated Power Systems LLC, Power Designs Inc., The Vantage Partners LLC, certain other persons and Technipower LLC (“Technipower”), a Danbury, Connecticut based manufacturer of power supplies and related equipment for the defense, aerospace and commercial sectors, and simultaneously closed on the acquisition of all of the outstanding membership units and warrants to purchase membership units of Technipower (the “Acquisition”). Solomon purchased Technipower for $3.0 million in newly designated Series C convertible redeemable preferred stock (“Series C Preferred Stock”), common stock valued at $2.9 million and the assumption of certain liabilities totaling approximately $850,000, including approximately $700,000 outstanding under Technipower’s $1.5 million revolving credit facility.

Within 5 days after the closing of the Acquisition Solomon must deliver to the sellers approximately 4,461,538 shares of common stock and approximately 4,615,385 shares of Series C Preferred Stock, except that 25% of the common stock will be deposited in escrow to support the sellers’ indemnity obligations under the Purchase Agreement. The escrowed shares will also fund any required working capital adjustment in favor of Solomon. The share amounts were calculated using an agreed $.65 per share price, which was based on the average of the average closing bid prices of the common stock over two 30-day periods, one ending three days before the closing and one ending two days before the closing. Solomon must issue additional shares to the sellers at the one year anniversary of the closing if the 30-day average trading price at that time is more than 5% less than $.65 per share. At its option, Solomon may instead pay the adjustment in cash.

2

Solomon also entered into a Registration Rights Agreement with the sellers, dated as of August 17, 2006, pursuant to which Solomon agreed to file, on or before November 1, 2006, a registration statement under the Securities Act of 1933, as amended, covering the shares of common stock issued to the sellers in connection with the closing and the shares of common stock underlying the Series C Preferred Stock issued to the sellers in connection with the closing.

On August 17, 2006, Solomon filed a Certificate of Designation of Series and Determination of Rights and Preferences for the Series C Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware and designated 4,700,000 shares of its preferred stock as Series C Preferred Stock. Under the Certificate of Designations, the holders of the Series C Preferred Stock will be entitled to dividends at the rate of 10% of the Stated Value of the Series C Preferred Stock and a liquidation preference (the “Liquidation Preference”) equal to the Stated Value of the Series C Preferred Stock plus accrued dividends. The “Stated Value” per share of Series C Preferred Stock is $.65. The holders of the Series C Preferred Stock will also have the right to elect two members of Solomon’s board of directors and the right to vote with the holders of common stock at the rate of 1.25 votes for each share of preferred stock. In addition, the affirmative vote of the holders of 75% of the outstanding shares of Series C Preferred Stock will be required for Solomon to:

•	amend, alter or repeal any provision of Solomon’s certificate of incorporation or by-laws in a manner that would adversely affect the rights and preferences attributable to Series C Preferred Stock;
•
reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock;

•
authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock or that may adversely alter the governance of Solomon or the relative voting rights of the holders of Series C Preferred Stock;

•	issue any additional shares of Series C Preferred Stock;
•
merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into Solomon, or sell, lease or otherwise dispose of Solomon’s assets other than in the ordinary course of business or liquidate, dissolve, wind-up, recapitalize or reorganize or any other transaction that would likely result in a change of control of Solomon;

•	pay dividends or make any other distribution on, or redeem, any shares of any class or series of equity securities other than the Series C Preferred Stock;
•
incur any indebtedness for borrowed money in excess of $250,000 or guarantee or become contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business and indebtedness incurred in connection with a redemption of all of the outstanding shares of Series C Preferred Stock; or

•	purchase assets in bulk of any other company or purchase any capital stock (or equivalent equity interests) of any other company.

Each share of Series C Preferred Stock is convertible at any time after December 16, 2006 and from time to time thereafter into the greater of (i) the result of dividing the Stated Value by the Conversion Price and (ii) the result of dividing the Liquidation Preference by the 30-day average closing price of the common stock for the 30 trading days preceding the date of conversion. The “Conversion Price” is initially equal to the Stated Value but is subject to adjustment for stock splits, stock dividends and similar transactions.

The Series C Preferred Stock is redeemable initially for an amount equal to the Stated Value plus accrued dividends. Solomon must pay the holders of the Series C Preferred Stock an aggregate of $250,000 in cash if the Series C Preferred Stock is not redeemed by October 15, 2006. If the Series C Preferred Stock is not redeemed and such $250,000 payment is not made by December 15, 2006, the redemption price increases to 175% of the Stated Value, plus accrued interest.

3

Three of Solomon directors, Gary Laskowski, Jonathan Betts and Michael D’Amelio, held indirect ownership interests in Technipower at the time of the Acquisition. An independent committee of Solomon’s board of directors negotiated the documentation of the Acquisition and recommended its approval by the full board of directors.

On August 11, 2006, the board of directors of Solomon approved an amendment to the Solomon Technologies, Inc. 2003 Stock Option Plan (the “Plan”). The Plan originally provided for the grant of incentive stock options, non-qualified options and tandem stock appreciation rights to Solomon’s employees (including officers) and directors and certain of Solomon’s consultants and advisors. As amended, the Plan adds free-standing stock appreciation rights, restricted stock awards (including both restricted stock and restricted stock units) and performance-based awards to the types of awards that may be granted. The Plan also now provides that the exercise price per share of common stock subject to a non-qualified stock option shall not be less than the fair market value per share of common stock on the date of grant.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c) Exhibits. The following exhibits are furnished herewith:

3.1	Certificate of Designation of Series and Determination of Rights and Preferences of Series C Preferred Stock of Solomon Technologies, Inc.
99.1	Press release to be issued by Solomon Technologies, Inc.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: August 17, 2006	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President (Principal Executive Officer

5

Exhibit 3.1

CERTIFICATE OF DESIGNATION OF SERIES
AND DETERMINATION OF RIGHTS AND PREFERENCES
OF
SERIES C PREFERRED STOCK
OF
SOLOMON TECHNOLOGIES, INC.

Solomon Technologies, Inc., a Delaware corporation (the “Corporation”), acting pursuant to Section 151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences of its Series C Preferred Stock.

FIRST: The name of the Corporation is Solomon Technologies, Inc.

SECOND: By unanimous consent of the Board of Directors of the Corporation dated August 17, 2006, the following resolution was duly adopted:

RESOLVED that, pursuant to Article IV of the Corporation’s Certificate of Incorporation, there is hereby established a new series of four million, seven hundred thousand (4,700,000) shares of convertible preferred stock of the Corporation, par value $.001 per share (the “Series C Preferred Stock”), to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement to Article IV as follows:

1. Rank. The Series C Preferred Stock shall, with respect to rights to dividends and on liquidation, dissolution and winding up, rank (i) senior to the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), and to each other class of capital stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock as to rights to dividends and on liquidation, dissolution and winding up (the securities in this clause (i) collectively referred to as “Junior Securities”); (ii) on parity with each other class of capital stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that it will rank on a parity with the Series C Preferred Stock as to rights to dividends and on liquidation, dissolution and winding up (the securities in this clause (ii) collectively referred to as “Parity Securities”), provided Parity Securities are approved by the holders of Series C Preferred Stock as provided in Section 4(d) hereof; and (iii) junior to each other class of capital stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that it ranks senior to the Series C Preferred Stock as to rights to dividends and on liquidation, dissolution and winding up (the securities in this clause (iii) collectively referred to as “Senior Securities”), provided Senior Securities are approved by the holders of Series C Preferred Stock as provided in Section 4(d) hereof.

2. Dividends. (a)  Rate and Priority of Dividends. The holders of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of 10% of the Stated Value (as defined below) (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, payable in preference and priority to any payment of any cash dividend on Junior Securities, when and as declared by the Board of Directors of the Corporation; provided, however, that such dividends to holders of the Series C Preferred Stock shall be pari passu with the holders of any Parity Securities; but shall be junior in priority to any Senior Securities.

 (b)  Accrual of Dividends. Such dividends shall accrue with respect to each share of Series C Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue on such shares of Series C Preferred Stock quarterly whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative. If such dividends on the Series C Preferred Stock shall not have been paid the deficiency (as calculated in accordance with Section 2(c) below) shall be fully paid before any dividend shall be paid or declared or set apart for any Junior Securities and before, or simultaneously with, any purchase or acquisition of any Junior Securities is made by the Corporation, except the repurchase of Junior Securities from employees of the Corporation upon termination of employment. The dividend that accrues in each calendar quarter shall be computed by dividing the per annum dividend by four. The dividend that accrues for any shorter period than a calendar quarter shall be computed on the basis of twelve 30-day months and a 360-day year. The dividend shall compound so that the calculation of the dividend as of the last day of the calendar quarter shall be based upon the sum of the Stated Value plus accrued and unpaid dividends as of the last day of the preceding calendar quarter. No accumulation of dividends on the Series C Preferred Stock shall otherwise bear interest.

 (c)  Other Dividends. The Corporation shall not declare, pay or set aside any dividends on any other shares of Junior Securities or Parity Securities (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to (i) the amount of the aggregate accrued but unpaid dividends then accrued on such share of Series C Preferred Stock and not previously paid plus (ii) (A) in the case of a dividend on Common Stock or any class or series of Junior Securities or Parity Securities that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all such shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series of Junior Securities or Parity Securities that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of Junior Securities or Parity Securities by the original issuance price of such class or series of Junior Securities or Parity Securities and multiplying such fraction by an amount equal to the Stated Value (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

3. Liquidation, Dissolution or Winding Up.

(a)  Liquidation Preference. Subject to Section 6(a) hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive an amount per share equal to $.65 (the “Stated Value”) plus any dividends accrued through the date of such payment (appropriately adjusted to reflect any stock split, stock combination, stock dividend, reclassification or like transaction) (the “Liquidation Preference”) except as otherwise provided in Section 6 hereof.

(b)  Ratable Distribution. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders, after the payment of all preferential amounts required to be paid to the holders of Senior Securities, shall be insufficient to pay the holders of shares of Series C Preferred Stock and Parity Securities the full Liquidation Preference, the holders of shares of Series C Preferred Stock and Parity Securities shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if the Liquidation Preference was paid in full.

(c)  Participation with Common Stockholders. After the payment of all preferential amounts required to be paid to the holders of Senior Securities, Series C Preferred Stock and Parity Securities, upon the dissolution, liquidation, or winding up of the Corporation, all of the remaining assets and funds of the Corporation available for distribution to the holders of Common Stock shall be distributed ratably among the holders of the Series C Preferred Stock, such other series of Preferred Stock as are constituted as similarly participating, and the Common Stock, with each share of Series C Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Series C Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution.

(d)  Mergers, etc. A merger or consolidation of the Corporation or a subsidiary of the Corporation into or with another corporation that results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an Affiliate thereof, or the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of the Corporation, or a Change of Control of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3. The amount deemed distributed to the holders of Series C Preferred Stock upon any such merger, consolidation, sale, lease, transfer, or other disposition shall be the cash or the value of the property, rights and/or securities distributed to such holders by the acquiring person, firm or other entity, provided any such transaction shall be approved by the holders of Series C Preferred Stock as provided in Section 4 hereof. The value of such property, rights and/or securities shall be determined in good faith by the Board of Directors of the Corporation. The Corporation shall not have the power to effect any transaction described in this Section 3(d) unless the agreement or plan of merger or consolidation or other agreement relating to any sale, lease, transfer or other disposition provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3.

(e)  Change of Control Defined. The term “Change of Control” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the total voting power represented by the Corporation’s then outstanding voting securities, unless such securities are acquired by one or more persons, each of which qualifies as an “Exempt Person” and each of whom continues to qualify as an “Exempt Person” after such acquisition. The term “Exempt Person” shall mean and include each holder of shares of Common Stock and Series C Preferred Stock, in each case as of the date that this Certificate is filed with the Secretary of State of the State of Delaware who, as of the date this Certificate is filed, is the beneficial owner of two percent (2%) or more of the issued and outstanding Common Stock determined on a fully diluted basis.

4. Voting.

(a)  Voting with Common Stockholders Generally. Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to 1.25 multiplied by the number of shares of Series C Preferred Stock held by such holder. Except as provided by law, by the provisions of this Section 4, or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b)  Series C Preferred Stockholders’ Board Seats. The Board of Directors shall consist of five (5) members. The holders of Series C Preferred Stock, voting together as a class, shall be entitled to elect two (2) members of the Board of Directors (the “Preferred Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of the Common Stock, as a class, shall be entitled to elect three (3) members of the Board of Directors (the “Common Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, provided two (2) of the three (3) directors shall be Independent Directors. An “Independent Director” is a person who (i) is not an officer or employee of the Corporation or Affiliates; (ii) who does not have a direct business relationship with the Corporation and is not a partner, controlling shareholder or executive officer of an organization that has such a relationship, and (iii) who is not a member of the immediate family of an individual who is an executive officer of the Corporation or its Affiliates. An “Affiliate” means, with respect to a person, any other person directly or indirectly controlling, controlled by or under common control with such person.

(c)  Vacancy; Removal. In the case of any vacancy in the office of a director occurring among the Preferred Directors, a successor director shall be elected by the holders of the Series C Preferred Stock by affirmative vote of a majority thereof. Any vacancy of a Common Director may be filled by the remaining Common Directors by majority vote to serve for the remainder of his term, provided an Independent Director shall be succeeded by another Independent Director. Any director who shall have been elected by the holders of the Series C Preferred Stock or Common Stock or any director so elected as provided in the preceding sentences hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series C Preferred Stock or Common Stock, as the case may be.

(d)  Special Voting Rights. Neither the Corporation, nor any subsidiary of the Corporation shall, in either case, either directly or by amendment, merger, consolidation or otherwise, without the written consent or affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, do or cause to be done any of the following:

(i)  amend, alter or repeal any provision of the Corporation’s certificate of incorporation or by-laws in a manner that would adversely affect the rights and preferences attributable to Series C Preferred Stock;

(ii) reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock;

(iii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock or which may adversely alter the governance of the Corporation or the relative voting rights established pursuant to this Certificate attributable to holders of Series C Preferred Stock;

(iv) issue any additional shares of any Series C Preferred Stock;

(v) merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into the Corporation, which merger would not have the effect of any act or transaction described in this subsection 4(d)), or sell, lease, license or otherwise dispose of its assets other than in the ordinary course of business, or liquidate, dissolve, wind-up, recapitalize or reorganize or effect any transaction that would likely result in a Change of Control of the Corporation or consent to any of the foregoing;

(vi) pay dividends or make any other distribution on, or redeem, any shares of any class or series of its equity securities other than the Series C Preferred Stock;

(vii) incur any indebtedness for borrowed money in excess of $250,000 or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business and indebtedness incurred in connection with a redemption of all of the outstanding shares of Series C Preferred Stock pursuant to Section 6 hereof; or

(viii)  purchase the assets in bulk of any other company or purchase any capital stock (or equivalent equity interests) of any other company.

5. Optional Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)  Right to Convert. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time on or after December 16, 2006, and from time to time thereafter, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of Common Stock equal to the greater of (i) the result of dividing the Stated Value by the Conversion Price and (ii) the result of dividing the Liquidation Preference by the average of the daily closing prices of the Common Stock for each trading day during the period commencing 30 trading days before such date and ending on the date one day prior to such date. The “Conversion Price” shall initially be equal to the Stated Value. Such initial Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below and further shall be subject to adjustment as provided herein.

(b)  Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

(c)  Mechanics of Conversion.

(i)  In order to convert shares of Series C Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock at the office of the transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Series C Preferred Stock), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii)  The Corporation shall at all times during which the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(iii) Upon any such conversion, no adjustment shall be made for any accrued and unpaid dividends on the Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion. The holder shall receive, as soon as practical after the Conversion Time, such accrued but unpaid dividends on such shares of Series C Preferred Stock so converted in cash.

(iv)  All shares of Series C Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and accrued and unpaid dividends. Any shares of Series C Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of any series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the number of shares of designated Series C Preferred Stock accordingly.

(v)  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section 5.

(d)  Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that this Certificate is filed with the Delaware Secretary of State (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, without a comparable subdivision of the Series C Preferred Stock or combine the outstanding shares of Series C Preferred Stock without a comparable combination of the Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, without a comparable combination of the Series C Preferred Stock or effect a subdivision of the outstanding shares of Series C Preferred Stock without a comparable subdivision of the Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)  Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, a dividend or other distribution payable in shares of Common Stock without consideration, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event, the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided , however , that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series C Preferred Stock that are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(f)  Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(g)  Adjustment for Merger or Reorganization, etc. In case of any reorganization, recapitalization, reclassification, consolidation or merger of the Corporation or a subsidiary of the Corporation with or into another corporation, or the sale, lease, transfer or other disposition to another corporation of all or substantially all of the assets of the Corporation or a subsidiary of the Corporation approved by the holders of Series C Preferred Stock as provided in Section 4(d) hereof, in which the Common Stock (but not the Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction that is treated as a liquidation, dissolution or winding up pursuant to Section 3(d) or a transaction covered by Subsections (d), (e) or (f) of this Section 5), then each share of Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

(h)  No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

(i)  Notice of Record Date. In the event:

(i)  the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)  that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(iii)  that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iv)  of any capital reorganization of the Corporation or any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

(v)  of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then, and in each such case, the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

6. Redemption of Series C Preferred Stock.

(a)  Redemption Before December 15, 2006. At the option of Corporation, the Corporation may redeem upon written notice on or at any time before October 15, 2006, all outstanding shares of Series C Preferred Stock, by paying in cash therefor, the Liquidation Preference for such shares, the cash payment to be made on or before October 15, 2006. In the event that the Corporation does not redeem all of the outstanding shares of Series C Preferred Stock on or prior to October 15, 2006, the Corporation shall pay the holders of the outstanding Series C Preferred Stock on a pro rata basis (based on the number of shares of Series C Preferred Stock held by such holders) an aggregate of $250,000 (the “Cash Payment”) as soon as practicable following October 15, 2006. If the Corporation elects to redeem all of the outstanding shares of Series C Preferred Stock between October 16, 2006 and December 15, 2006, then the Corporation shall pay in cash the Liquidation Preference plus any unpaid portion of the Cash Payment for such shares on or before December 15, 2006. The notice of redemption shall be provided no less than ten (10) days prior to the date on which redemption will occur and shall state the amount to be paid in redemption on a per share basis. The obligation of the Corporation to make such redemption payment shall be conditioned upon tender by the holder to the Corporation at the place set forth in the notice of redemption of certificates representing Series C Preferred Stock; provided, however, if the holder fails to tender such certificates in the manner described in the notice on or prior to the date on which the redemption is scheduled to occur, the shares of Series C Preferred Stock represented by such certificate shall be deemed to have been redeemed on the date scheduled for redemption and the Corporation will have no obligation to make the redemption payment until the holder shall have tendered such certificate to the Corporation. In the event and to the extent that the Corporation does not redeem all of the outstanding shares of Series C Preferred Stock and pay the Cash Payment by December 15, 2006, then (i) the Liquidation Preference for each share of Series C Preferred Stock will thereafter be equal to the sum of (x) 175% of the Stated Value of such share plus (y) any accrued but unpaid dividends on such share and (ii) the Corporation shall not be required to pay any unpaid portion of the Cash Payment. The written notice to be provided pursuant to this Section 6(a) shall set forth the date of such redemption. Except as provided in Section 6(c), each holder of Series C Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

(b)  Redemption After December 16, 2006. At the option of Corporation, the Corporation may redeem at any time on or after December 16, 2006 all outstanding shares of Series C Preferred Stock, by paying in cash therefor, the Liquidation Preference. The Corporation shall provide sixty (60) days’ prior written notice to each holder, specifying the date of such redemption. Except as provided in Section 6(c), on or after the date specified for redemption, each holder of Series C Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

(c)  No Further Rights. From and after the applicable redemption date, all rights of the holders of shares of Series C Preferred Stock having shares redeemed as holders of Series C Preferred Stock (except for the right to receive the applicable redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever; provided, however, if the Corporation fails to pay the applicable redemption payment on the applicable redemption date and the holder has properly tendered its certificates for shares of Series C Preferred Stock on or prior to the redemption date in accordance with the notice of redemption, the holders of such shares of Series C Preferred Stock shall continue to have all rights in such shares, and such shares shall remain outstanding, until the Corporation shall have satisfied its obligation to pay the applicable redemption payment in respect of such shares; provided, further, if the failure to so pay the applicable redemption payment on the applicable redemption date would cause the payment to be delayed from one redemption period to another (i.e. past October 15 or past December 15), the holders shall be entitled to the Cash Payment or change in the redemption price that would have resulted had the date payment was actually made been the date originally scheduled for redemption. If the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock on any redemption date are insufficient to redeem the total number of shares of Series C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series C Preferred Stock. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series C Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any redemption date, but which it has not redeemed.

7. Notices. Any and all notices or other communications or deliveries to be provided by the holders of the Series C Preferred Stock hereunder, including, without limitation, any notice of conversion, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the President of the Corporation addressed to 1400 L&R Industrial Boulevard, Tarpon Springs, Florida 34689, facsimile no. (727) 934-8779, Attention: President, or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each holder at the facsimile telephone number or address of such holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

8. Reacquired Shares. Any shares of Series C Preferred Stock redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Corporation’s capital stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President this 17th day of August, 2006.

SOLOMON TECHNOLOGIES, INC. By: /s/ Peter W. DeVecchis, Jr. Name: Peter W. DeVecchis, Jr. Title: President

Exhibit 99.1

Solomon Closes Technipower Acquisition

TARPON SPRINGS, FL. August 17, 2006—Solomon Technologies, Inc. (OTCBB:SOLM) announced today that it has completed its acquisition of Technipower LLC, a Danbury, Connecticut based manufacturer of power supplies and related equipment for the defense, aerospace and commercial sectors. Technipower provides high value added, precision, direct current power supplies and power supply systems for applications where high reliability and ruggedness are critical. Technipower’s expertise in magnetics, high density circuit design and systems engineering is well established.

Solomon President Peter W. DeVecchis, Jr., said, “In closing on the Technipower transaction we bring to Solomon a deep reservoir of talent and technology. The combination of Solomon’s unique intellectual property with the well established reputation of Technipower in the power electronics design and manufacturing arena will provide us significant marketplace advantages. The combination should permit us to expand our system product offerings, open new market channels in the defense industry, and bring broadened engineering expertise and an ISO 9000 certified manufacturing facility to Solomon.” He continued, “As the first step in our announced plan to grow through acquisition as well as organically, Technipower provides us with a strong foundation for our acquisition activities. We will maintain Technipower’s operations in Danbury.”

Technipower President Anthony F. Intino commented, “The Technipower team is very excited about integrating its operations with Solomon and expanding the reach of Solomon’s intellectual property while continuing our organic growth. We see the combination of Technipower and Solomon as an important first step in Solomon’s long term growth strategy and expect the results to be beneficial to both company’s shareholders.”

Solomon purchased Technipower for $3 million in convertible redeemable preferred stock, common stock valued at $2.9 million and the assumption of certain liabilities totaling approximately $850,000, including approximately $700,000 outstanding under Technipower’s $1.5 million revolving credit facility.

Information about Solomon Technologies, Inc.:

Solomon Technologies, Inc. develops, licenses, manufactures and sells electric power drive systems, including those incorporating hybrid and regenerative technologies incorporating Solomon’s patented Electric Wheel™ and Electric Transaxle™, for marine, commercial, automotive, hybrid and all electric vehicle applications.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Solomon Technologies, Inc. in this release that are not historical in nature, particularly those that utilize the terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes," or "plans," or comparable terminology, are forward-looking statements based on current expectations about future events, which management has derived from the information currently available to it. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Important factors known to management that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in the company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this release speak only as of the date hereof, and the company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Solomon Technologies, Inc.
Peter DeVecchis, 727-934-8778
www.solomontechnologies.com
or
Crescent Communications
David Long, 203-226-5527
dglong@optonline.net
www.crescentir.com